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                                                                   Exhibit 99.1

                                                          FOR IMMEDIATE RELEASE

CONTACT:          SARAH SUGGS
                  DIRECTOR OF CORPORATE COMMUNICATIONS
                  KSL RECREATION CORPORATION
                  55-880 PGA BLVD, LA QUINTA, CA 92253
                  PHONE: 760-564-8008;  FAX: 760-564-8005
                  CELL:  760-831-7796
                  ssuggs@kslmail.com;  www.kslresorts.com


                 KSL RECREATION PURCHASES ARCHITECTURAL LANDMARK
                          ARIZONA BILTMORE RESORT & SPA


PHOENIX, AZ - Dec. 22, 2000 - KSL Recreation Corporation ("KSL"), owners and operators of such deluxe destination resorts as La Quinta Resort & Club-Registered Trademark- and PGA WEST-TM-, in La Quinta, California and Grand Wailea Resort Hotel & Spa-TM- on Maui Hawaii, has purchased The Arizona Biltmore in Phoenix, Arizona, Michael S. Shannon, Chief Executive Officer of KSL announced today.

KSL has purchased the 730-room Arizona Biltmore Resort & Spa, from the Florida-based Boca Resorts, Inc., which has owned the resort since 1998.

The legendary Arizona Biltmore, which opened on Feb. 23, 1929, is the only existing hotel in the world with a Frank Lloyd Wright-influenced design, is one of the nation's most acclaimed destination resorts. The Arizona Biltmore's 39 impeccably manicured acres include 64,000 square feet of dedicated meeting space - one of the largest meeting facilities in the state of Arizona. The Spa at the Arizona Biltmore Resort, a 22,000 square foot facility, features 21 treatment rooms and offers 80 European treatments.

"The Arizona Biltmore is a perfect addition to the KSL Recreation collection of distinctive resorts," stated Michael S. Shannon, CEO of KSL. "Some of our properties are historic and include the 1926 La Quinta Resort & Club in the Palm Springs region and the 1915 Claremont Resort & Spa-Registered Trademark-in the San Francisco Bay area. We consider ourselves fitting stewards of the venerable Arizona Biltmore and are delighted to welcome it to our KSL family," he added.

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The winner of countless awards including CONDE NAST TRAVELER Gold List and
TRAVEL & LEISURE Magazine 2000 "World's Best Awards," The Arizona Biltmore also holds the distinction of being the world's first recipient of the prestigious Mobil Five-Star award over 40 years ago. INSTITUTIONAL INVESTOR magazine recently rated The Aizona Biltmore the #7 hotel in the world and the #3 hotel in the Americas.

The resort will operate under the direction of Scott M. Dalecio, President of KSL's Resort Division. "We feel a tremendous responsibility to continue the tradition of gracious hospitality which is a hallmark of The Arizona Biltmore," he stated. "At KSL, we are committed to creating `customers for life,' and feel our philosophy is a perfect fit with the community. Since it opened in 1929, conscientious owners have been committed to preserving the architectural heritage of the `Jewel of the Desert', and we intend to be exemplary in that regard."

The recreation elements at The Arizona Biltmore also nicely complement the KSL resorts profile. There are eight swimming pools including the spectacular Paradise Pool complex featuring a 92-fot long water slide, the historic 1931 Catalina Pool built by original owner William Wrigley, Jr., 23 private cabanas and a new Olympic size pool in the Arizona Wing. Traditional lawn games including croquet and lawn chess grace the grounds.

Guests have access to two 18-hole PGA championship golf courses adjacent at the Arizona Biltmore Country Club, the classic Adobe Course designed by William Bell in 1932 and The Links, a traditional layout with rolling fairways by golf architect Bill Johnston. Tennis enthusiasts will find seven lighted courts offering private lessons and clinics.

For the epicurean, there are five dining options at the resort: WRIGHTS, featuring new American cuisine, scenic patio dining at the BILTMORE GRILL & PATIO, casual bistro THE CAFE, magnificent mountain views at SQUAW PEAK BAR AND TERRACE and poolside dining at CABANA CLUB RESTAURANT & BAR. The resort's award-winning wine cellar averages a stock of 11,000 bottles with an impressive 600 selections on the wine list.

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KSL Recreation Corporation is the La Quinta, California-based owner and operator of La Quinta Resort & Club-Registered Trademark- and PGA WEST-TM- in La Quinta, California; The Claremont Resort & Spa-Registered Trademark- in Berkeley, California; Doral-Registered Trademark- Golf Resort and Spa in Miami, Florida; Grand Traverse Resort and Spa-TM- near the upper shores of Lake Michigan; Grand Wailea Resort Hotel & Spa-TM- on Maui; and Lake Lanier Islands Resort-Registered Trademark- near Atlanta, Georgia.

KSL's holdings are now comprised of 4,147 hotel rooms, more than 414,000 square feet of meeting space, 355,500 square feet of spa and fitness facilities, 17 golf courses including designs by Jack Nicklaus, Arnold Palmer, Greg Norman, Gary Player, Tom Weiskopf, Raymond Floyd, Jerry Pate and Pete Dye, 78 tennis courts, 31 restaurants, 42 retail outlets and 8 clubhouses.



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